UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Forza X1, Inc.

(Exact name of registrant as specified in its charter)

Delaware	87-3159685
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

3101 S. US-1 Ft. Pierce, Florida 34982 (772) 429-2525
(Address of principal executive offices) (Zip Code)

Securities to be registered to Section 12(b) of the Act:

Title of each class to be so registered:	Name of each exchange on which each class is to be registered:

Common Stock, Par Value $0.001 Per Share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-261884

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The description of common stock, par value $0.001 per share (the “Common Stock”), of Forza X1, Inc. (the “Registrant”), as included under the caption “Description of Capital Stock—Common Stock” in the prospectus forming a part of the Registration Statement on Form S-1, as amended (Registration No. 333-261884) (the “Registration Statement”), filed under the Securities Act of 1933, as amended (the “Securities Act”), is incorporated by reference herein. In addition, any description of the Common Stock contained in a form of prospectus relating to the Registration Statement subsequently filed by the Registrant pursuant to Rule 424(b) under the Securities Act shall be deemed to be incorporated by reference herein.

Item 2. Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

FORZA X1, INC.

Date: August 8, 2022	By:	/s/ Jim Leffew
	Name:	Jim Leffew
	Title:	President and Chief Executive Officer